The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182166

Subject to Completion
Preliminary Prospectus Supplement Dated February 5, 2013

PROSPECTUS SUPPLEMENT
           , 2013
(To Prospectus Dated June 15, 2012)

$

% Senior Notes due 2043

We are offering $     principal amount of     % Senior Notes due 2043 (the “notes”). Interest on the notes will accrue from, and including,            , 2013 and will be paid quarterly in arrears on     ,     ,      and      of each year, commencing on     , 2013. The notes will mature on     , 2043. We may at our option redeem the notes in whole or in part on or after     , 2018 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of Senior Notes — Optional Redemption” on page S-12. The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated senior indebtedness. The notes will be structurally subordinated to all existing and future obligations of our subsidiaries. The notes will be issued only in registered form in denominations of $25 and integral multiples of $25 in excess thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Current Report on Form 8-K filed on February 5, 2013.

Per Note	Total(3)
Public offering price(1)%	$
Underwriting discount(2)%	$
Proceeds, before expenses, to us(2)(3)%	$

(1)	Plus accrued interest, if any, from , 2013 if settlement occurs after that date.
(2)	The underwriting discount of $ per note will be deducted from the public offering price, except that for sales to certain institutions, the underwriting discount deducted will be $ per note, and to the extent of those sales, the total underwriting discount will be less than the total shown above, and the total proceeds, before expenses, to us will be more than the total shown above. As a result of sales to certain institutions, the total proceeds to us, after deducting the underwriting discounts, will equal $ .
(3)	Assumes no exercise of the underwriters' over-allotment option, as described below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the right to purchase an additional $     aggregate principal amount of notes at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange (the “NYSE”) under the symbol “SGZA.” If the application is approved, we expect trading in the notes to begin within 30 days of     , 2013.

We expect that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about     , 2013.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in the accompanying prospectus under the heading “Where You Can Find More Information.”

You only should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in both is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the notes, including the merits and risks involved.

Neither we nor the underwriters are making any representation to any purchaser of the notes regarding the legality of the purchaser's investment in the notes. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

In this prospectus supplement, unless stated otherwise or the context otherwise requires, references to “SIGI,” “we,” “us” and “our” refer to Selective Insurance Group, Inc., a New Jersey corporation, and its subsidiaries.

Prospectus Supplement

Prospectus

S-i

SELECTIVE INSURANCE GROUP, INC.

Selective Insurance Group, Inc., through its subsidiaries, offers property and casualty insurance products and services.

We classify our businesses into three operating segments:

•	Standard Insurance Operations — comprised of both commercial lines and personal lines insurance products and services that are sold in the standard marketplace;
•	Excess and Surplus Insurance Operations — comprised of commercial lines insurance products and services that are unavailable in the standard market due to the market conditions or characteristics of the insured that are caused by the insured's claim history or other characteristics of their business; and
•	Investments — invests the premiums collected by our standard and excess and surplus insurance operations.

We conduct our insurance operations, manage our investments and administer federal flood insurance products and services through one or more of the following subsidiaries (collectively, the “Insurance Subsidiaries”):

•	Selective Insurance Company of America;
•	Selective Way Insurance Company;
•	Selective Auto Insurance Company of New Jersey;
•	Selective Insurance Company of the Southeast;
•	Selective Insurance Company of South Carolina;
•	Selective Insurance Company of New York;
•	Mesa Underwriters Specialty Insurance Company;
•	Selective Insurance Company of New England;
•	Selective Casualty Insurance Company; and
•	Selective Fire and Casualty Insurance Company.

We were incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”

Because we are a holding company, we rely on the Insurance Subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict how much money the Insurance Subsidiaries may distribute to us.

Our principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and our telephone number is (973) 948-3000.

RECENT DEVELOPMENTS

On January 31, 2013, we reported our financial results for the year ended December 31, 2012 and the fourth quarter of 2012. For the year ended December 31, 2012, net income was $38.0 million, or $0.68 per diluted share, compared to $22.0 million, or $0.40 per diluted share, in 2011. Net income for the year ended December 31, 2012 includes $5.8 million of capital gains, net of tax, compared to $1.5 million of capital gains, net of tax, in 2011. Our GAAP combined ratio was 104.0% for the year ended December 31, 2012 compared to 107.2% in 2011. Investment income, after tax, for the year ended December 31, 2012 was $100.3 million compared to $111.1 million in 2011.

For the fourth quarter of 2012, our net income was $1.3 million, or $0.02 per diluted share, compared to $18.0 million, or $0.33 per diluted share, in the fourth quarter of 2011. Net income for the fourth quarter of 2012 includes $3.6 million of capital gains, net of tax, compared to $2.4 million of capital losses in the fourth quarter of 2011. Our GAAP combined ratio was 109.0% for the fourth quarter 2012 compared to 97.9% in the fourth quarter of 2011. Investment income for the fourth quarter of 2012 was $26.3 million, after tax, compared to $22.6 million in the fourth quarter of 2011.

For the fourth quarter of 2012, Hurricane Sandy resulted in net catastrophe losses of $47 million and a reinsurance reinstatement premium of $9 million, partially offset by flood claims handling fees of $16 million, resulting in an overall, pre-tax, net loss of $40 million, or $0.46 per diluted share after tax.

Financial information for the year ended December 31, 2011 and the fourth quarter of 2011 included above has been restated to reflect the adoption of ASU 2010-26, Financial Services-Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement. You should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the notes, see “Description of Senior Notes” beginning on page S-11 of this prospectus supplement and “Description of Debt Securities” beginning on page 4 of the accompanying prospectus.

Issuer
Selective Insurance Group, Inc.
Securities Offered
$ principal amount (or $ principal amount if the underwriters exercise their over-allotment option in full) of % Senior Notes due 2043.
Use of Proceeds
We intend to use the net proceeds from this offering to redeem all $100 million aggregate principal amount of our 7.50% Junior Subordinated Notes due 2066 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any remaining net proceeds will be used for general corporate purposes, which may include capital contributions to our Insurance Subsidiaries. See “Use of Proceeds” in this prospectus supplement.
Maturity Date
, 2043
Interest Rate and Payment Dates
% per annum payable quarterly in arrears on , , and of each year, commencing on , 2013, and at maturity.
Ranking
The notes will be our unsecured senior obligations and will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including obligations to policyholders.
Optional Redemption
We will have the option to redeem the notes on or after , 2018, in whole at any time or in part from time to time, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, as described on page S-12 under “Description of Senior Notes — Optional Redemption.”
Listing
We intend to apply to list the notes on the NYSE under the symbol “SGZA.” If the application is approved, we expect trading in the notes to begin within 30 days of , 2013.
Form and Denomination
The notes will be issued in fully registered form in denominations of $25 and integral multiples of $25 in excess thereof.
Trustee and Paying Agent
The trustee and paying agent for the notes is U.S. Bank National Association.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.

Risk Factors
Investing in the notes involves risks described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Current Report on Form 8-K filed on February 5, 2013 and other documents set forth under “Where You Can Find More Information” in the accompanying prospectus.

RISK FACTORS

Before making a decision to invest in the notes, you should carefully consider the following risk factors and the information included or incorporated by reference in the following documents: (i) this prospectus supplement, (ii) the accompanying prospectus and (iii) our Current Report on Form 8-K filed on February 5, 2013, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. Some of these factors principally relate to our business and the industry in which we operate, while others principally relate to your investment in the notes. There may be other risks a prospective investor should consider that are generally relevant to the investor or are specific to the investor's own particular circumstances. If any of the matters included in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risk Factors Related to the Senior Notes

As a holding company, we are dependent on the operations of our Insurance Subsidiaries to meet our obligations, including our obligations under the notes.

The notes are exclusively obligations of Selective Insurance Group, Inc. We are a holding company and a legal entity separate and distinct from our Insurance Subsidiaries. We conduct substantially all our operations through our Insurance Subsidiaries. As a holding company without significant operations of our own, our principal sources of funds are dividends and other distributions from our Insurance Subsidiaries. Subject to existing or future contractual obligations between us and our Insurance Subsidiaries, our Insurance Subsidiaries have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. State insurance laws also limit the ability of insurance companies to pay dividends or other distributions and require insurance companies to maintain specified levels of statutory capital and surplus. Additionally, payment of dividends by our Insurance Subsidiaries may require prior regulatory notice or approval. Consequently, our ability to pay debts, including our obligations under the notes, and other liabilities and expenses may be limited.

The notes will be effectively subordinated to all of our existing and future secured debt and to all existing and future liabilities of our subsidiaries. This may affect your ability to receive payments on the notes.

The notes will be unsecured, general obligations of ours. None of our Insurance Subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to (i) claims of our existing and future secured creditors to the extent of the value of the assets securing that indebtedness and (ii) the existing and future indebtedness and other liabilities of our Insurance Subsidiaries.

Holders of any existing or future secured indebtedness will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. If any of our assets are distributed or paid in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness may assert rights against any assets securing such indebtedness in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that ranks equally in right of payment with the notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

We currently conduct all of our operations through our Insurance Subsidiaries, which are separate and distinct legal entities. None of our Insurance Subsidiaries will guarantee our obligations under the notes, or have any other obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. As a result, holders of the notes are effectively subordinated to the debt and other liabilities of our Insurance Subsidiaries. Our rights to participate in any distribution of Insurance Subsidiary assets are subject to prior claims of policyholders and creditors (except to the extent that our rights, if any, as a creditor are recognized). Therefore, in the event of the insolvency or liquidation of an Insurance Subsidiary, following the Insurance Subsidiary's payment of its liabilities, such Insurance Subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. If an Insurance Subsidiary defaults under any credit arrangement or other indebtedness, its creditors could accelerate such debt prior to such Insurance Subsidiary distributing amounts to us that we could use to make payments on the notes. In addition, if we caused an Insurance Subsidiary to pay to us a dividend to make payment on the notes, and such dividend were determined to be a fraudulent transfer, holders of the notes would be required to return the payment to the Insurance Subsidiary's creditors.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and an explanation of the rating's significance may be obtained from the issuing rating agency. Credit ratings do not address all material risks relating to an investment in the notes, but rather only reflect each rating agency's view at the time the rating is issued. There can be no assurance that (i) such credit ratings will remain in effect for any given period of time or (ii) a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

Except for certain limitations on liens on stock of Restricted Subsidiaries, the indenture does not contain restrictive covenants. Therefore, holders of the notes may not be protected in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.

The indenture under which the notes will be issued may not sufficiently protect holders of notes if we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The indenture does not contain:

•	any provision restricting us or any of our Insurance Subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;
•	any restrictions on the ability of our Insurance Subsidiaries to issue securities that would be senior to the common stock of the subsidiary held by us;
•	any financial ratios or specified level of net worth to which we or our Insurance Subsidiaries must adhere;
•	any restrictions on our ability to pledge our assets as collateral or otherwise encumber our assets, except for a limitation on liens on the capital stock of our Restricted Subsidiaries (see “Description of Senior Notes — Certain Covenants — Limitation on Liens on Stock of Restricted Subsidiaries”); or
•	any restrictions on our ability to contribute our assets to our Insurance Subsidiaries.

An active after-market for the notes may not develop.

The notes constitute a new issue of securities with no established trading market. We cannot assure you that an active after-market for the notes will develop or be sustained or that holders of the notes will be able to sell their notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Further, while we intend to apply to have the notes listed on the NYSE, we cannot assure that such listing will be approved. Even if approved, such listing of the notes will not necessarily ensure that an active trading market will develop or will be sustained. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For the purpose of computing the ratios of earnings to fixed charges, “earnings” consist of income before tax and fixed charges. “Fixed charges” consist of interest expenses and amortization of expenses related to indebtedness and the portion of rental expense, which is considered to be representative of the interest factors in our leases.

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

Nine Months Ended September 30, 2012	Year Ended December 31,
	2011	2010	2009	2008	2007
(unaudited)
3.4	1.5	4.3	3.6	3.2	7.3

USE OF PROCEEDS

We expect to receive, after deducting the underwriting discount and estimated offering expenses payable by us, approximately $     million (or approximately $     if the underwriters exercise their over-allotment option in full) in net proceeds from the sale of the notes in this offering.

We intend to use the net proceeds from this offering to redeem all $100 million aggregate principal amount of our 7.50% Junior Subordinated Notes due 2066 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any remaining net proceeds will be used for general corporate purposes, which may include capital contributions to our Insurance Subsidiaries.

Pending our application of the net proceeds in this manner, we intend to invest the net proceeds from the sale of the notes in readily marketable, short-term, interest-bearing investments, including money market accounts.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and consolidated capitalization as of September 30, 2012 on an actual basis and as adjusted to give effect to the offering contemplated hereby and the anticipated use of proceeds therefrom (assuming no exercise of the underwriters' over-allotment option). See “Use of Proceeds” in this prospectus supplement. The table below should be read together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2012
	Historical	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$315	$
Long-term debt (including current portion)
7.25% Senior Notes due 2034	49,911
6.70% Senior Notes due 2035	99,469
7.50% Junior Subordinated Notes due 2066	100,000
2.90% borrowings from FHLBI	13,000
1.25% borrowings from FHLBI	45,000
Senior Notes offered hereby	—
Total long-term debt	307,380
Stockholders' equity
Preferred stock, no par value per share; 5,000,000 shares authorized; no shares issued or outstanding	—
Common stock, $2.00 par value per share; 360,000,000 shares authorized; 98,014,074 shares issued	196,028
Additional paid-in capital	267,527
Retained earnings (a)	1,131,115
Accumulated other comprehensive income	85,011
Treasury stock at cost (43,012,714 shares)	(555,303)
Total stockholders' equity	1,124,378
Total capitalization	$1,431,758	$

(a) The “as adjusted” retained earnings reflects the after-tax impact of the write-off of the unamortized debt issue costs associated with the redemption of the 7.50% Junior Subordinated Notes due 2066 to be redeemed with the net proceeds of this offering.

DESCRIPTION OF SENIOR NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of debt securities, including the notes, set forth in the accompanying prospectus. Reference is made to the accompanying prospectus for a summary of certain additional provisions of the notes.

The notes will be issued as a separate series of senior debt securities under an indenture, dated as of February          , 2013, as supplemented by the First Supplemental Indenture, dated as of            February           , 2013, between Selective Insurance Group, Inc. and U.S. Bank National Association, as trustee (the “indenture”). We urge you to read the indenture because it, and not the summaries below and in the accompanying prospectus, defines your rights. You may obtain a copy of the indenture from us without charge. See “Where You Can Find More Information” in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus and the indenture.

General

We will initially issue $     aggregate principal amount of the notes (or $     if the underwriters exercise their over-allotment option in full). The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

The notes will bear interest at the rate of   % per annum. Interest will accrue from            , 2013, or from the most recent interest payment date to which we paid or duly provided for interest. We will pay interest on the notes on            ,            ,             and          of each year, beginning            , 2013. Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on            ,             ,            and            , as the case may be, next preceding the relevant interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The notes will mature on            , 2043.

If any date on which interest is payable on the notes is not a business day, then payment of principal and interest will be made on the next succeeding business day except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable. No interest will accrue due to any such delay in payment on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

The notes will be represented by one or more global notes deposited with or on behalf of The Depository Trust Company (“DTC”), or a nominee thereof. The trustee will initially act as paying agent and registrar for the notes. Except as otherwise provided in the indenture, the notes will be registered in the name of that depositary or its nominee. We will pay principal and interest on the notes to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note. As provided by the indenture, at our option, interest may be paid at the trustee's corporate office or by check mailed to the registered address of the holder of record. See “Book-Entry System” below and in the accompanying prospectus.

Our Insurance Subsidiaries are subject to supervision and regulation by the insurance regulatory authorities in the various jurisdictions in which they conduct business. Regulation is intended for the benefit of policyholders rather than shareholders or holders of debt securities. Insurance regulatory authorities have broad regulatory, supervisory and administrative powers relating to solvency standards, licensing, policy rates and forms and the form and content of financial reports. Regulatory actions may affect our ability to implement our business objectives. Also, as disclosed in our Current Report on Form 8-K filed on February 5, 2013 under the heading “We are a holding company and our ability to declare dividends to our shareholders, pay indebtedness, and enter into affiliate transactions may be limited because our Insurance Subsidiaries are regulated,” we are limited in the amount of dividends that our insurance subsidiaries can pay us without regulatory notice or approval.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. If the application is approved, we expect trading of the notes on the NYSE to commence within 30 days of            , 2013. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to whether a trading market will develop for the notes or if one develops, as to the liquidity of any such trading market.

Ranking of the Notes

The notes will be our unsecured senior obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated senior indebtedness. In addition, we are structured as a holding company and conduct most of our business operations through our subsidiaries. The notes will be effectively subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which are distinct legal entities having no obligation to pay any amounts pursuant to the notes or to make funds available.

As of December 31, 2012, after giving effect to this offering and the planned use of proceeds therefrom, we would have had an aggregate of $     million of senior unsecured indebtedness outstanding, no senior secured indebtedness outstanding, and a total of $30.0 million available under our bank credit facility.

As of December 31, 2012, our subsidiaries had approximately $58.0 million of long-term indebtedness outstanding. Our subsidiaries also have liabilities associated with insurance policies issued by the subsidiaries, reinsurance obligations and other trade payables and expenses.

Optional Redemption

At our option, at any time and from time to time, on or after            , 2018, we may redeem the notes in whole or in part on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate.

Certain Covenants

Limitation on Liens on Stock of Restricted Subsidiaries

The terms of the notes provide that we and our Restricted Subsidiaries may not incur any indebtedness secured by a lien on the capital stock of a Restricted Subsidiary unless the notes are secured equally and ratably with that indebtedness.

For purposes of this covenant:

“lien” means any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to give a lien or file a financing statement as a debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property under a lease that is not in the nature of a conditional sale or title retention agreement); and

“Restricted Subsidiary” means any subsidiary that is incorporated under the laws of any state of the United States or of the District of Columbia except a subsidiary (a) that has total assets which are less than 20% of our and our consolidated subsidiaries' total assets (including that subsidiary) on the most recent fiscal year-end balance sheets of the subsidiary and our and our consolidated subsidiaries or (b) that, in the judgment of our Board of Directors, as evidenced by a Board of Directors' resolution, is not material to our and our consolidated subsidiaries' financial condition, taken as a whole. As of the date of this prospectus supplement, Selective Insurance Company of America meets the definition of Restricted Subsidiary.

Modification

In addition to changes to the indenture listed under “Modification and Waiver of the Debt Securities” in the accompanying prospectus, the following changes cannot be made without your approval:

•	change in the redemption price;
•	change in the date prior to which no redemption may be made; or
•	change the currency for payment of principal of, or premium, if any, or interest on the notes to anything other than United States dollars.

Discharge and Defeasance

We may discharge or defease our obligations under the indenture as set forth below.

We may discharge certain obligations to holders of the notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of notes payable only in U.S. dollars, U.S. government obligations (as defined in the indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such notes.

We may elect to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest the notes to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance, we must deliver to the trustee an opinion of counsel and an officer's certificate, each stating that all conditions precedent with respect to such defeasance have been complied with.

Book-Entry System

Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of DTC, and registered in the name of DTC or a nominee thereof. Purchasers of the notes will hold beneficial interests in the notes only through DTC, or through the accounts that Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. maintain as participants in DTC.

The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the notes in global form.

Further Issues

From time to time, without notice to or the consent of the registered holders of the notes, we may create and issue further notes ranking pari passu with, and having the same terms as, these notes, in all material respects, except for (i) the issue date and public offering price or payment of interest accruing prior to the issue date of such further notes or (ii) the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with the notes offered hereby, provided that such further notes are fungible for U.S. federal income tax purposes with these notes.

Additional Terms

For additional important information about the notes, see “Description of Debt Securities” in the accompanying prospectus. That information includes:

•	additional information on the terms of the notes;
•	general information on the indenture and trustee;

•	a description of the limitation on consolidation, merger, conveyance or transfer of assets; and
•	a description of events of default under the indenture.

Governing Law

The indenture and the notes offered for sale by this prospectus supplement shall be governed by the laws of the State of New York.

The Trustee

U.S. Bank National Association is acting as trustee under the indenture, and has also been appointed by us to act as the initial registrar and paying agent for the notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the accompanying prospectus or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

U.S. Bank National Association sometimes acts as trustee, registrar or paying agent in connection with other obligations issued by us and our subsidiaries and is currently acting as a trustee, registrar and paying agent in connection with certain debt obligations we previously issued. U.S. Bank National Association and its affiliates have, from time to time, performed and in the future may perform various commercial and investment banking services for us or our subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

Listing

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE under the symbol “SGZA.” If the application is approved, we expect trading in the notes to begin within 30 days of            , 2013. We cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”) should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but they may be subject to other legal restrictions. We, our affiliates and the underwriters and their affiliates each may be considered a party in interest with respect to many plans. Special caution, therefore, should be exercised before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable statutory or administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company pooled separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Section 408(b)(17) of ERISA also provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto, or an affiliate thereof) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if the plan neither receives less, nor pays more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) in connection with the transaction.

By purchasing or holding the notes or any interest in the notes, any purchaser or holder of the notes will be deemed to have represented either of the following statements:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any plan; or
•	the purchase and holding of the notes by such purchaser or holder will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of any plan or with “plan assets” consult their legal counsel regarding the potential consequences under ERISA and the Code of acquiring and holding the notes and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the prohibited transaction rules of ERISA or the Code and otherwise comply with the fiduciary standards of ERISA.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

General

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership, sale or other disposition of the notes offered hereby by a Non-U.S. Holder (as defined below) who acquired such notes offered hereby at original issuance at the price indicated on the cover of this prospectus supplement. This summary is based upon United States federal income tax law as of the date hereof, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., certain former citizens and former long-term residents of the United States, “controlled foreign corporations,” and “passive foreign investment companies”), persons that will hold the notes as a part of a broader transaction, or partnerships (as described below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary is written for investors that will hold the notes offered hereby as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local and foreign income and other tax consequences of the ownership, sale or other disposition of the notes.

Prospective purchasers of notes are encouraged to consult their own tax advisors concerning the United States federal income, estate and gift tax consequences to them of acquiring, owning and disposing of notes, as well as the application of any state, local and non-U.S. income and other tax laws.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes.

Non-U.S. Holders

The following discussion of the United States federal income and withholding tax considerations of the purchase, ownership, or disposition of notes by a Non-U.S. Holder assumes that the holder is not engaged in a United States trade or business. For a discussion of certain United States federal income tax considerations for Non-U.S. Holders that are engaged in a United States trade or business, please see the discussion set forth under the heading “— Income Effectively Connected with a United States Trade or Business” below.

Interest

All payments of interest will be exempt from United States federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and (iii) the beneficial owner of the notes certifies, under penalties of perjury, to us or the withholding agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% United States federal withholding tax, unless such Non-U.S. Holder provides a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes

Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “— Interest,” a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a United States Trade or Business

If a Non-U.S. Holder of notes is engaged in a trade or business in the United States, and if interest on the notes, or gain realized on the sale, exchange, retirement or other disposition of the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be subject to regular United States federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a United States person unless such Non-U.S. Holder is eligible for treaty benefits. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments or interest that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN (or appropriate substitute form) described above. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

UNDERWRITING

We and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, acting as representatives of the underwriters for the offering named below, have entered into an underwriting agreement dated the date of this prospectus with respect to the notes. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the notes listed next to its name in the following table.

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Total	$

The underwriters have agreed to purchase all of the notes sold pursuant to the purchase agreement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have granted the underwriters an option to purchase up to an additional $         aggregate principal amount of notes at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any. To the extent the option is exercised, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a principal amount of additional notes proportionate to that underwriter’s initial amount reflected in the table above.

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and may offer the notes to certain dealers at such price less a concession for retail orders not in excess of     % of the principal amount of the notes (     % per note in the case of sales to certain institutions). The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may change.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option, discussed herein, to purchase additional notes.

Total
	Per Note	No Exercise of Option	Full Exercise of Option
Underwriting Discount(1)	$	$	$

(1)	The underwriting discount of $ per note will be deducted from the public offering price, except that for sales to certain institutions, the underwriting discount deducted will be $ per note, and to the extent of those sales, the total underwriting discount will be less than the totals shown above.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $     .

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. If the application is approved, we expect trading of the notes on the NYSE to commence within 30 days of            , 2013. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to whether a trading market will develop for the notes or if one develops, as to the liquidity of any such trading market.

In connection with the offering, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities having relationships with us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement (the “Shares”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

1)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

2)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or
3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

1)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and
2)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters regarding the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the underwriters by O'Melveny & Myers LLP, New York, New York.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “seeks,” “could,” “may,” “should,” “will” or the negative version of those words or other comparable terminology.

Factors that could cause our actual results or financial condition to differ from those in the forward-looking statements may accompany the statements themselves, and include those set forth in the section “Risk Factors” beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Current Report on Form 8-K filed on February 5, 2013. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

PROSPECTUS

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, STOCK
PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
OF SELECTIVE INSURANCE GROUP, INC.

From time to time, we may offer and sell:

•	common stock,
•	preferred stock,
•	debt securities,
•	warrants,
•	stock purchase contracts, and
•	stock purchase units.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest.

You should carefully consider the risks of an investment in our securities. Risk Factors begin on page 2.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “SIGI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Our file number with the SEC is 001-33067. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition and results of operations may have changed since then.

In this prospectus, we use the terms “Selective,” the “Company,” “we,” “us” and “our” to refer to Selective Insurance Group, Inc. only, and not any of our subsidiaries.

i

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read all of the information in this prospectus along with the other information and financial statements we refer you to in the section “Where You Can Find More Information.”

Selective Insurance Group, Inc.

Selective Insurance Group, Inc., through its subsidiaries, offers property and casualty insurance products and services.

We classify our businesses into two operating segments:

•	Insurance Operations, which sells property and casualty insurance products and services; and
•	Investments, which invests the premiums collected by our insurance operations and the capital used to run those operations.

We conduct our insurance operations, manage our investments and administer federal flood insurance products and services through one or more of the following subsidiaries (collectively, the “Insurance Subsidiaries”):

•	Selective Insurance Company of America;
•	Selective Way Insurance Company;
•	Selective Auto Insurance Company of New Jersey;
•	Selective Insurance Company of the Southeast;
•	Selective Insurance Company of South Carolina;
•	Selective Insurance Company of New York;
•	Mesa Underwriters Specialty Insurance Company; and
•	Selective Insurance Company of New England.

Selective Insurance Group, Inc. was incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”

Because Selective Insurance Group, Inc. is a holding company, we rely on the Insurance Subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict how much money the Insurance Subsidiaries may distribute to us.

Our principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and our telephone number is (973) 948-3000.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain certain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a safe harbor under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements may be identified by use of the words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011 and all subsequent quarterly reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For the purpose of computing the ratios of earnings to fixed charges, “earnings” consist of income before tax and fixed charges. “Fixed charges” consist of interest expenses and amortization of expenses related to indebtedness and the portion of rental expense, which is considered to be representative of the interest factors in our leases.

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

First Quarter	Year Ended December 31,
2012	2011	2010	2009	2008	2007
5.1	1.5	4.3	3.6	3.2	7.3

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 360,000,000 shares of common stock, $2.00 par value, and 5,000,000 shares of preferred stock, without par value. As of May 24, 2012, there were issued and outstanding 54,838,794 shares of common stock. We had no preferred stock issued and outstanding.

The following is a description of the material terms of our capital stock:

Common Stock

All shares of our common stock have equal rights. The holders of shares of our common stock, subject to the preferential rights of the holders of any shares of our preferred stock, are entitled to dividends when and as declared by the Board. The holders of our common stock have one vote per share on all matters submitted to a vote of our stockholders and the right to our net assets in liquidation after payment of any amounts due to creditors and any amounts due to the holders of our preferred stock. Holders of shares of our common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of our common stock are fully paid and nonassessable.

Our By-Laws provide that the annual meeting of stockholders shall be held on a business day during the last week in April in each year at our principal office or at such other time, date and place as is designated by the Board. A written notice of meeting must be given to each stockholder at least ten but not more than sixty days before the meeting.

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854.

Preferred Stock

Under our amended and restated certificate of incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock in one or more series with the designations and the relative voting, dividend, liquidation, conversion, redemption and other rights and preferences fixed by the Board. Of the 5,000,000 shares of preferred stock authorized, 300,000 shares have been designated Series A junior preferred stock, without par value. The Board can issue preferred stock without any approval by our stockholders.

Antitakeover Provisions

Under our amended and restated certificate of incorporation, a merger, consolidation, sale of all or substantially all of our assets or other business combination involving an interested stockholder holding 10% or more of the voting power of our capital stock requires the affirmative vote of two-thirds of our outstanding voting stock unless the transaction has been approved by a majority of those members of the Board who are not affiliated with the interested stockholder or unless the interested stockholder offers a fair price and reasonably uniform terms to all other stockholders, as described in our amended and restated certificate of incorporation. Additionally, our amended and restated certificate of incorporation and By-Laws provide that a director may be removed from office by our stockholders only for cause and by the affirmative vote of the majority of the votes cast by stockholders entitled to vote for the election of directors. The vote of two-thirds of our outstanding voting stock are required to amend or repeal these provisions.

Our By-Laws establish advance written notice procedures for stockholders seeking to nominate candidates for election as directors and to bring business before an annual meeting of our stockholders. Under our By-Laws, only persons who are nominated by the Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as a director. Our By-Laws further provide that any matter to be presented at any meeting of stockholders must be presented either by the Board or by a stockholder in compliance with the procedures in our By-Laws.

The foregoing provisions have the effect of discouraging, delaying or preventing attempts to take over the Company.

Regulation of Insurance Company Takeovers

We own, directly or indirectly, all of the shares of stock of our insurance company subsidiaries domiciled in Maine, New Jersey, New York and Indiana. State insurance laws require prior approval by state insurance departments of any acquisition of control of an insurance company domiciled in the state or a company which controls an insurance company domiciled in the state. For this purpose, control generally includes ownership of 10% or more of the voting securities of, or the possession of proxies representing 10% or more, of an insurance company or insurance holding company, unless the state insurance commissioner determines otherwise. As such, any purchase of 10% or more of our common stock could require approval of the insurance departments in the states mentioned above.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. We will file prospectus supplements and may provide other offering materials that will describe the specific terms of offered debt securities. In addition, the applicable prospectus supplement will show a ratio of earnings to fixed charges in accordance with SEC rules.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities.

We may issue senior or subordinated debt securities (including senior subordinated and junior subordinated debt securities). Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our senior subordinated debt indenture or our junior subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to “subordinated debt securities” in this prospectus, we mean both the senior subordinated debt securities and the junior subordinated debt securities.

The particular terms of the offered debt securities and the extent to which the general provisions described below may apply to the offered debt securities will be described in the prospectus supplement or other offering materials.

The Senior Debt Indenture, Senior Subordinated Debt Indenture, and Junior Subordinated Debt
Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the senior subordinated debt indenture or the junior subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and U.S. Bank National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture and the junior subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

1.	The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities.
2.	The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder's debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, stock purchase contracts and preferred stock or common stock, as described below under “Description of Stock Purchase Contracts and Stock Purchase Units.”

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. The forms of senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provisions that may be important to you.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information.”

We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01). The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;
•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;
•	the date or dates on which the series of debt securities will mature;
•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•	the circumstances, if any, in which principal, if any, or interest on such debt security may be deferred;
•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;
•	any optional redemption or repayment provisions;
•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;
•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;
•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;
•	if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;
•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;
•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;
•	if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee;
•	any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;
•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;
•	whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons, and any special provisions relating to bearer securities that are not addressed in this prospectus;
•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and
•	any other special feature of the series of debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;
•	Holders' rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;
•	Subordination Provisions in the senior subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payment on those securities;
•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and
•	Holders' rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;
•	without interest coupons; and
•	in denominations that are even multiples of $1,000. (Section 3.02).

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05). This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05). The trustee's agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02).

If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05).

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.

We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 3.09).

We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 3.05).

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.

Registered and Bearer Securities

Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05). We may also have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the debt securities outside the United States to non-U.S. person and if permitted by applicable laws and regulations. In such case, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Payment and Paying Agents

We will pay interest to the person listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise will be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee, currently located at 60 Livingston Ave., St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02).

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee's records. (Section 1.06).

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05).

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:

•	the other entity may not be organized under a foreign country's laws; that is, it must be organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities;
•	after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and
•	we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 10.01). It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

•	modify the terms of payment of principal, premium or interest;
•	reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder; or
•	modify the subordination provisions of the senior subordinated debt indenture or the junior subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the senior subordinated debt indenture and in the junior subordinated debt indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the senior subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the senior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or any supplement thereto and under the senior subordinated debt indenture or any supplement thereto.

Unless otherwise indicated in the applicable prospectus supplement, the senior subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of senior subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by us, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the senior subordinated indenture. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of us to any of our subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by us or our subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any of our capital stock.

Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

•	a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or
•	any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the senior subordinated indebtedness.

If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions that would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The senior subordinated and junior subordinated indentures provide that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

The prospectus supplement delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 6.02).

Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and
•	our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture will be:

•	default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;
•	default in making a sinking fund payment, if any, on any debt security of such series when due and payable;
•	default for 30 days in the payment of any installment of interest on any debt security of such series;
•	default for 90 days after written notice in the observance or performance of any other covenant in the indenture;
•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; or
•	any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 7.01).

The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 8.02).

If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Section 7.02).

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Section 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Section 7.07 and Section 7.08).

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

•	a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;
•	a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and
•	a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 7.13).

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Section 9.04 and Section 12.05).

Our Relationship with the Trustee

Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and any of our subsidiaries. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior, senior subordinated or junior subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;
•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;
•	through dealers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	in exchange for our outstanding indebtedness;
•	directly to purchasers, through a specific bidding, auction or other process; or
•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Robyn P. Turner, Vice President, Corporate Counsel and Corporate Secretary of the Company, will provide opinions regarding the authorization and validity of the common stock and preferred stock, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the validity of the debt securities, warrants, stock purchase contracts, and stock purchase units.

EXPERTS

The consolidated balance sheets of Selective as of December 31, 2011 and 2010 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011, the related financial statement schedules, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, are included in our Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other required information with the SEC. The public may read and copy any materials on file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;
2.	Definitive Proxy Statement dated March 26, 2012, filed in connection with the Company's April 25, 2012 Annual Meeting of Stockholders;
3.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and
4.	The descriptions of the common stock and preferred share purchase rights associated with the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updated those descriptions.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by this prospectus shall also be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We will provide without charge upon written or oral request to each person, to whom this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to:

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Attention: Michael H. Lanza, Executive Vice President and General Counsel
Telephone: (973) 948-3000

$

% Senior Notes due 2043

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch

           , 2013